Exhibit 10.59

AMENDMENT NO. 5
TO
ACTINIUM PHARMACEUTICALS, INC. 2013 AMENDED AND RESTATED STOCK PLAN

Pursuant to Section 14 of the 2013 Amended and Restated Stock Plan, as amended (the “Plan”) of Actinium Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 5 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

1.	Section 3 of the Plan is hereby amended to read in its entirety as follows:

“Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares reserved for issuance to Participants under the Plan is 12,750,000, and the maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options is 12,750,000. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.”

2.	All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

3.	A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 4 was considered, has duly approved this Amendment No. 5 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 5 to the Plan is made effective this 21st day of December, 2016.

ACTINIUM PHARMACEUTICALS, INC.

By:	/s/ Sandesh Seth
Name:	Sandesh Seth
Title:	Executive Chairman